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Exhibit 23.2

INDEPENDENT ACCOUNTANTS' CONSENT

3D Systems Corporation
Valencia California

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 20, 2004, except for footnotes 16 and 28, which are as of March 4, 2004, relating to the consolidated financial statements and schedule of 3D Systems Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP
Los Angeles, California

May 19, 2004

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INDEPENDENT ACCOUNTANTS' CONSENT